Securities and Exchange Commission
Washington, DC  20549


     Re:  Regenesis Holdings, Inc.


Gentlemen:


We have read the statements (included under Item 4 of Form 8-K of Regenesis Holdings, Inc. dated January 29, 1999, insofar as it relates to our firm, and we agree with such statement.


                             RACHLIN, COHEN & HOLTZ



Miami, Florida
January 29, 1999